                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--210 (Arizona, California Intermediate, New York, Ohio, Texas and Virginia Trusts), Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-04063 of our opinion dated August 11, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
October 21, 1998